Exhibit 23

Coopers
& Lybrand

Ford Motor Company
The American Road
Dearborn, Michigan

                 CONSENT OF COOPERS & LYBRAND L.L.P

Re:  Ford Motor Company Registration Statements Nos. 33-54737,
     33-54283, 33-50238, 33-36043, 33-19036 and 2-95018 on Form S-8


We consent to the incorporation by reference in the above
Registration Statements of our reports dated January 27, 1995 on our audits of the consolidated financial statements of Ford Motor Company at December 31, 1994 and 1993, and for the years ended December 31, 1994, 1993 and 1992, which reports are included in, or incorporated by reference in, Ford's 1994 Annual Report on Form 10-K.


/s/Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan 48243
March 27, 1995